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                                                                    EXHIBIT 10-t

                             AmSouth Bancorporation
                    Employment Agreement For C. Dowd Ritter

  This EMPLOYMENT AGREEMENT is made, entered into, and is effective as of this 18th day of December, 1997 (the "Effective Date"), by and between AmSouth Bancorporation, a Delaware corporation, (the "Company"), and C. Dowd Ritter (the "Executive").

  WHEREAS, the Executive is presently employed by the Company in the capacity of Chairman, President and Chief Executive Officer; and

  WHEREAS, the Executive possesses considerable experience and an intimate knowledge of the business and affairs of the Company, its policies, methods, personnel, and operations; and

  WHEREAS, the Company recognizes that the Executive's contributions have been substantial and meritorious and, as such, the Executive has demonstrated unique qualifications to act in an executive capacity for the Company; and

  WHEREAS, the Company is desirous of assuring the continued employment of the Executive in the above stated capacities, and Executive is desirous of having such assurance;

  WHEREAS, the Executive and the Company previously entered into an employment agreement effective as of the 15th day of June, 1995 (the "1995 Agreement") and the Executive and the Company now desire to amend and restate the 1995 Agreement hereby;

  NOW THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements of the parties set forth in this Agreement, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

Article 1. Term of Employment

  The Company hereby agrees to employ the Executive and the Executive hereby agrees to continue to serve the Company, in accordance with the terms and conditions set forth herein, for an initial period of three (3) years, commencing as of the Effective Date of this Agreement, as indicated above.

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  Upon each new day of the three (3) year period of employment from the
Effective Date until the Executive's sixty-second (62nd) birthday, the term of this Agreement automatically shall be extended for one (1) additional day, to be added to the end of the then-existing three (3) year term. Accordingly, at all times prior to (i) the Executive's attaining age 62 and (ii) a notice of employment termination (or an actual termination), the term of this Agreement shall be three (3) full years. However, either party may terminate this Agreement by giving the other party written notice of intent not to renew in accordance with the terms of the agreement. Additionally, the automatic extensions of the term of this Agreement shall immediately be suspended upon an employment termination by reason of death, Disability, (as defined in Section 6.2), or Retirement (as defined in Section 6.1), or an employment termination made voluntarily by the Executive (other than for Good Reason as defined in Section 6.6), or involuntarily for Cause (as defined in Section 6.5). The provisions applicable to such suspensions of the term of this Agreement are set forth in those Sections pertaining to each of such types of employment terminations.

  In the event the Executive gives notice of employment termination, the term of this Agreement shall expire upon the ninetieth (90th) day following the delivery to the Company of such notice of employment termination. Except as otherwise provided in the following paragraph with respect to a voluntary termination for Good Reason (defined in Section 6.6 herein), a voluntary employment termination by the Executive shall result in the termination of the rights and obligations of the parties under this Agreement; provided, however, that the terms and provisions of Article 9 shall continue to apply prior to a Change in Control (defined in Section 7.1).

  In the event the Company desires to involuntarily terminate the employment of the Executive (for purposes of this Agreement, a voluntary employment termination by the Executive for Good Reason shall be treated as an involuntary termination of the Executive's employment without Cause), the Company shall deliver to the Executive a notice of employment termination, and the following provisions shall apply:

  (a) In the event the involuntary termination is for Cause (defined in Section
      6.5 herein), the term of this Agreement shall expire on the ninetieth
      (90th) day following the delivery to the Executive of such notice of termination. Such a termination for Cause shall result in the termination of all rights and obligations of the parties under this Agreement; provided, however, that the terms and provisions of Article 9 shall continue to apply, and Section 6.5 shall apply until payments required thereunder have been made.

  (b) In the event the involuntary termination is without Cause, the Executive shall be entitled to receive the severance benefits set forth in Section


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      6.4 herein; provided, however, that the terms and provisions of Article 9 shall continue to apply prior to a Change in Control (defined in Section 7.1) and Section 6.4 shall apply until payments required thereunder have been made.

Article 2. Position and Responsibilities

  During the term of this Agreement, the Executive agrees to serve as Chairman, President and Chief Executive Officer of the Company, and as a member of the Company's Board of Directors if so elected. In his capacity as Chairman, President and Chief Executive Officer of the Company, he shall have responsibility for all operations of the Company. The Executive shall have the same status, privileges, and responsibilities normally inherent in such capacities in financial institutions of similar size and character to the Company.

Article 3. Standard of Care

  During the term of this Agreement, the Executive agrees to devote substantially his full time, attention, and energies to the Company's business and shall not be engaged in any other business activity, whether or not such business activity is pursued for gain, profit, or other pecuniary advantage. However, the Executive may serve as a director of other companies so long as such service is not injurious to the Company, and provided that such service is approved by the Board of the Company as may be required under the By-Laws of the Company. The Executive covenants, warrants, and represents that he shall:

  (a) Devote his full and best efforts to the fulfillment of his employment obligations; and

  (b) Exercise the highest degree of loyalty and the highest standards of conduct in the performance of his duties.

  This Article 3 shall not be construed as preventing the Executive from investing assets in such form or manner as will not require his services in the daily operations of the affairs of the companies in which such investments are made.

Article 4. Compensation

  As remuneration for all services to be rendered by the Executive during the term of this Agreement, and as consideration for complying with the covenants herein, the Company shall pay and provide to the Executive the following:

  4.1 Base Salary. The Company shall pay the Executive a Base Salary in an amount which shall be established from time to time by the Board of Directors of

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the Company or the Board's designee; provided, however, that such Base Salary shall not be less than $700,000 (effective January 1, 1998) and if subsequently increased shall not be less than such increased amount ("Base Salary"). This Base Salary shall be paid to the Executive in equal semimonthly installments throughout the year, consistent with the normal payroll practices of the Company.

  The Base Salary shall be reviewed at least annually following the Effective Date of this Agreement, while this Agreement is in force, to ascertain whether, in the judgment of the Board or the Board's designee, such Base Salary should be increased, based primarily on the performance of the Executive during the year. If so increased, the Base Salary as stated above shall, likewise, be increased for all purposes of this Agreement.

  4.2 Annual Bonus. In addition to his salary, the Executive shall be entitled to receive an opportunity to earn a cash bonus (the "Bonus") under the AmSouth Bancorporation Executive Incentive Plan established as of January 1, 1995, or any successors thereto, as amended from time to time (the "Executive Incentive Plan").

  4.3 Long-Term Incentives. During the term of this Agreement, the Executive shall be entitled to participate in any and all long-term incentive programs at a level that is commensurate with his position with the Company. Such programs include the AmSouth Bancorporation 1996 Long Term Incentive Compensation Plan, the AmSouth Bancorporation Performance Incentive Plan, or any successors thereto, as amended from time to time.

  4.4 Retirement Benefits. The Company shall provide to the Executive participation in all Company qualified defined benefit and defined contribution retirement plans, subject to the eligibility and participation requirements of such plans. The Executive's retirement benefits shall not be less than those that would be provided him under the terms of the Supplemental Retirement Plan and the Supplemental Thrift Plan, or as such benefits shall be increased, whether or not such benefits under the Supplemental Retirement Plan and the Supplemental Thrift Plan shall otherwise be decreased or eliminated. The obligations of the Company pursuant to this Section 4.4 shall survive the termination of this Agreement.

  4.5 Supplemental Life Insurance. The Company shall provide the Executive with a Supplemental Life Insurance Policy which will replace the group term life insurance beyond $50,000 provided by the Company and will take into account the maximum coverage amounts allowed under the group term policy. This Supplemental Life Insurance will be provided in the form of a survivorship policy which will be funded on the basis of a split dollar endorsement method. The Company will meet its obligation to pay its portion of premiums and meet all other commitments to the Executive under the policy.

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  4.6 Employee Benefits. The Company shall provide to the Executive all benefits to which other executives and employees of the Company are entitled to receive, as are commensurate with the Executive's position, subject to the eligibility requirements and other provisions of such plans or arrangements. Such benefits shall include, but not be limited to, group term life insurance, comprehensive health and major medical insurance, dental and life insurance, and disability insurance.

  4.7 Perquisites. The Company shall provide to the Executive, at the Company's cost, all perquisites to which other senior executives are entitled to receive and such other perquisites which are suitable to the character of the Executive's position with the Company and adequate for the performance of his duties hereunder.

  4.8 Right to Change Plans. By reason of Sections 4.6 and 4.7 herein, the Company shall not be obligated to institute, maintain, or refrain from changing, amending, or discontinuing any benefit plan, program, or perquisite, so long as such changes are similarly applicable to executive employees generally.

Article 5. Expenses

  The Company shall pay or reimburse the Executive for all ordinary and necessary expenses, in a reasonable amount, which the Executive incurs in performing his duties under this Agreement including, but not limited to, travel, entertainment, professional dues and subscriptions, and all dues, fees, and expenses associated with membership in various professional, business, and civic associations and societies in which the Executive's participation is in the best interest of the Company. As part of the above referenced commitment, the Company will specifically pay the Executive a net amount after taxes of $5,000 at the beginning of each calendar year for business related expenses, including gifts.

Article 6. Employment Terminations

  6.1 Termination Due to Retirement or Death. In the event the Executive's employment is terminated while this Agreement is in force by reason of early or normal retirement (as defined under the then established rules of the Company's tax-qualified retirement plan) ("Retirement"),or death, the Company's obligation under this Agreement to pay and provide to the Executive the elements of pay described in Sections 4.1, 4.2 and 4.3, shall immediately expire. Upon the effective date of such termination, the Executive's benefits including, without limitation, benefits under Section 4.4, 4.5, 4.6 and 4.7 shall be determined in

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accordance with the Company's retirement, survivors' benefits, insurance, and other applicable programs of the Company then in effect.

  However, the Executive shall receive all other rights and benefits that he is vested in, pursuant to other plans and programs of the Company. In addition, subject to any conflicting terms of any short-term incentive program which would provide for greater benefits following such termination, the Company shall pay to the Executive (or the Executive's beneficiaries or estate, as applicable), a Pro Rata ("Pro Rata" as used in this agreement shall mean consideration of the number of days elapsed prior to the executive's termination date as a percentage of the number of days in the fiscal year) share of his Bonus for the fiscal year in which employment termination occurs, based on Base Bonus Opportunity ("Base Bonus Opportunity" as used in this Agreement shall have the meaning as defined in the Executive Incentive Plan or its successor.) and the Company's performance for such fiscal year. This Pro Rata Bonus amount shall be determined at the sole discretion of the Company's Board of Directors, and shall be paid within sixty (60) days of the effective date of employment termination.


Also, all unvested stock awards (including, but not limited to, any stock options and restricted stock) will vest in full on the date of termination.

  6.2 Termination Due to Disability. In the event that the Executive is determined to have a Disability (as defined below) during the term of this Agreement, the Company shall have the right to terminate the executive's active employment as provided in this Agreement. However, the Board shall deliver written notice to the Executive of the Company's intent to terminate the Executive's employment for Disability at least thirty (30) calendar days prior to the effective date of such termination and only after any period or process for determining the Disability has been satisfied and completed.

  A termination of employment for Disability shall become effective upon the end of the thirty (30) day notice period specified above. Upon such effective date, the Company's obligation to pay and provide to the Executive the element of pay described in Sections 4.1, 4.2 and 4.3 shall immediately expire.

  However, the Executive shall receive all rights and benefits that he is vested in, pursuant to other plans and programs of the Company. In addition, subject to any conflicting terms of any short-term incentive program which would provide for greater benefits following such termination, the Company shall pay to the Executive a Pro Rata share of his Bonus for the fiscal year in which employment termination occurs, based on the Base Bonus Opportunity for such fiscal year. This Pro Rata Bonus amount shall be determined at the sole discretion of the Company's Board of Directors, and shall be paid within sixty (60) days of the effective date of termination for Disability.

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  Also, all unvested stock awards (including, but not limited to, any stock options and restricted stock) will vest in full on the date of termination.

  The term "Disability" shall mean, for all purposes of this Agreement, the total and permanent incapacity of the Executive, due to injury, illness, disease, or bodily or mental infirmity, to engage in the performance of substantially all of the usual duties of employment with the Company as contemplated by Article 2 herein for more than twelve consecutive calendar months, such Disability to be determined by the Board of Directors of the Company upon receipt and in reliance on competent medical advice from one (1) or more individuals, selected by the Executive who are qualified to provide such professional medical advice, and who are acceptable to the Board, which acceptance shall not be unreasonably withheld.

  It is expressly understood that the Disability of the Executive for a period of twelve calendar months or less in the aggregate during any period of twenty-four (24) consecutive months, in the absence of any demonstration that his Disability will exist for more than such a period of time, shall not constitute a failure by him to perform his duties hereunder and shall not be deemed a breach or default, and the Executive shall receive full compensation for any such period or for any other temporary illness or incapacity during the term of this Agreement.

  6.3 Voluntary Termination by the Executive. The Executive may terminate this Agreement at any time by giving the Board of Directors of the Company written notice of intent to terminate, delivered at least ninety (90) calendar days prior to the effective date of such termination. This Section 6.3 shall not apply if the Executive terminates employment because of Retirement.

  The Company shall pay the Executive his full Base Salary, at the rate then in effect as provided in Section 4.1 herein, through the effective date of termination, plus all other benefits to which the Executive has a vested right at that time (for this purpose, the Executive shall not be paid any Bonus with respect to the fiscal year in which voluntary termination under this Section
6.3 occurs). In the event that the voluntary termination is for Good Reason, the terms of Section 6.6 herein shall govern the parties' rights and obligations hereunder.

  6.4 Involuntary Termination by the Company Without Cause. At any time during the term of this Agreement, the Board may terminate the Executive's employment, as provided under this Agreement, for reasons other than death, Disability, Retirement, or for Cause, by notifying the Executive in writing of the Company's intent to terminate, at least ninety (90) calendar days prior the effective date of such termination.

  Following the expiration of the ninety (90) day notice period, the Company shall pay to the Executive a lump sum cash payment equal to the sum of the

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amounts described in the following paragraphs (a) through (h), and shall provide the benefits as described in paragraphs (i) and (j).

  (a) The Base Salary which would have been paid to the Executive throughout the remaining years of the term of this Agreement;

  (b) An amount equal to the product of the number of years remaining in the term of this Agreement and the greatest of: (i) the Executive's greatest annual Bonus earned (whether actually paid or deferred) in the three (3) consecutive fiscal years most recently completed prior to the year in which occurs the Executive's termination of employment; (ii) the Executive's Base Bonus Opportunity established under the AmSouth Bancorporation Executive Incentive Plan or its successor for the Bonus plan year in which the Executive's termination of employment occurs; or
      (iii) the Executive's Bonus for the fiscal year in which occurs the termination of employment based on the actual performance of the Company and the Executive through the date of termination, multiplied by a fraction, the numerator of which is 12 and the denominator of which is the number of calendar months to have elapsed prior to the Executive's termination in the fiscal year of termination.

  (c) An amount equal to the Executive's unpaid Base Salary, and a Pro Rata portion of the Executive's Base Bonus Opportunity for the Bonus plan year in which the termination occurs determined as the greatest of (i) the Executive's greatest annual Bonus earned (whether actually paid or deferred) in the three (3) full consecutive fiscal years most recently completed prior to the termination of employment; (ii) the Executive's Base Bonus Opportunity for the Bonus plan year in which the Executive's termination of employment occurs; or (iii) the Executive's Bonus for the fiscal year in which occurs the termination of employment based on the actual performance of the Company and the Executive through the date of termination of employment, multiplied by a fraction, the numerator of which is 12 and the denominator of which is the number of calendar months to have elapsed in the fiscal year prior to the Executive's termination in the fiscal year of termination.

  (d) An amount equal to the product of (i) the value determined by a consulting firm with a national reputation to be a competitive annual long term incentive grant (defined as a size-adjusted, 50th percentile grant as of the date of determination as compared to the Company's peer group), and (ii) the number of years remaining in the term of this Agreement; provided, however, that if both of the conditions specified in the next sentence are present at the time of the Executive's termination, the number of years in clause (ii) shall be reduced by multiplying such number of years by the quotient of the number of full calendar months remaining until the conclusion of the performance measurement period for the Executive's grant divided by the total number of months in the

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      performance measurement period. The conditions which both must be present for reduction of the number of years otherwise applicable under clause
      (ii) of the prior sentence are: (A) the Executive's termination of employment occurs on or after the effective date of a Change in Control (as defined in Section 7) and (B) the Executive's currently outstanding grant under the Company's long term incentive compensation plan had a performance measurement period of more than one year.


   (e) An amount equal to the actuarial present value equivalent of the aggregate benefits accrued by the Executive as of the date of termination under the terms of the Supplemental Retirement Plan. For this purpose, the Executive's interest under the Supplemental Retirement plan shall be fully vested and such benefits shall be calculated under the assumption that the Executive's employment continued following the date of termination for the number of years remaining in the term of this Agreement (i.e., additional years of service credits shall be added); provided, however, that, for the purposes of determining "final average pay" under the benefit calculation, the Executive's actual pay history as of the date of termination shall be used. Further, the payment provided under this Subsection 6.4(e) shall be made in lieu of, and shall completely supersede and replace the Executive's benefits payable under the AmSouth Bancorporation Supplemental Retirement Plan.

  (f) An amount equal to the aggregate benefits accrued by the Executive as of the effective date of termination under the terms of the Supplemental Thrift Plan. The payment provided under this Subsection 6.4(f) shall be made in lieu of, and shall completely supersede and replace, the Executive's benefits payable under the AmSouth Bancorporation Supplemental Thrift Plan.

  (g) An amount equal to the entire balance of the Executive's account, if any, established under the AmSouth Bancorporation Deferred Compensation Plan, or any successors thereto, as amended from time to time.

  (h) The amount of the Executive's annual club dues bonus in the year of termination, multiplied by the remaining years of the term of this Agreement.

  (i) For a thirty-six-month period following the date of the termination or until the Executive shall have obtained employment, comparable to his position with the Company on the date of termination, whichever is earlier, out-placement services, the scope and provider of which shall be selected by the Executive in the Executive's sole discretion, are provided at the expense of the Company, but not to exceed a reasonable cost.

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  (j) A continuation of all benefits pursuant to any and all welfare benefit plans under which the Executive and/or the Executive's family is eligible to receive benefits and/or coverage as of the date of termination or as the same may be increased from time to time. Such benefits shall be provided to the Executive at the same premium cost, and at the same coverage level, as in effect as of the Executive's date of termination. The welfare benefits described in this Subsection 6.4(j) shall continue following the date of termination for the number of years remaining in the term of this Agreement; provided, however, that such benefits shall be discontinued prior to the end of such period in the event the Executive receives substantially similar benefits from a subsequent employer.

  Also, all unvested stock awards (including, but not limited to, any stock options and restricted stock) will vest on the date of termination. The payments described in this Section 6.4, as well as Section 6.6, shall be in part to compensate the Executive for being subject to the provisions of Article 9 (if applicable) thereafter, even though the Executive's employment has been terminated without Cause or for Good Reason as provided in Section 6.6.

  Also, the Company shall transfer (or cause to be transferred) to the Executive title to the Executive's Company car, without cost to the Executive, and shall pay to the Executive a lump sum cash payment in an amount necessary to fully gross-up the income tax effect of said transfer.

  6.5 Termination For Cause. Nothing in this Agreement shall be construed to prevent the Board from terminating the Executive's employment under this Agreement for "Cause."

  "Cause" shall be determined by the Board in the exercise of good faith and reasonable judgment; and shall be defined as the conviction of the Executive for the commission of an act of fraud, embezzlement, theft, or other criminal act constituting a felony under the generally enforceable laws of the State of Alabama; or the gross neglect of the Executive in the performance of any or all material covenants under this Agreement, for reasons other than the Executive's death, Disability, or Retirement. The Company's Board of Directors, by majority vote, shall make the determination of whether Cause exists, after providing the Executive with notice of the reasons the Board believes Cause may exist, and after giving the Executive the opportunity to respond to the allegation that Cause exists.

  In the event this Agreement is terminated by the Board for Cause, the Company shall pay the Executive his Base Salary through the effective date of the

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employment termination and the Executive shall immediately thereafter forfeit all rights and benefits (other than vested benefits) he would otherwise have been entitled to receive under this Agreement. The Company and the Executive thereafter shall have no further obligations under this Agreement provided, however, that the provisions of Article 9 shall continue to apply.

  A termination for Cause shall be permitted hereunder only if the Company provides the written notice of intent to terminate not later than six (6) months after the date the Company first knew or should have reasonably known of the act or omission to act or conviction giving rise to the termination for Cause. The six (6)-month period shall be tolled during any permitted period of correction or administrative procedure.

  6.6 Termination for Good Reason. At any time during the term of this Agreement, the Executive may terminate this Agreement for Good Reason (as defined below) by giving the Board of Directors of the Company ninety (90) calendar days written notice of intent to terminate, which notice sets forth in reasonable detail the facts and circumstances claimed to provide a basis for such termination. The Executive's ability to terminate for Good Reason is contingent upon his agreement to allow the Company to remedy, within such ninety
(90)-day period, the events constituting Good Reason.

  Upon the failure of the Company to remedy the events constituting Good Reason prior to the expiration of the ninety (90)-day notice period, the Good Reason termination shall become effective, and the Company shall pay and provide to the Executive the benefits set forth in Section 6.4 herein (as if the termination were an involuntary termination without Cause.)

  A termination for Good Reason shall be permitted hereunder only if the Executive provides the written notice to terminate not later than six (6) months after the date the Employee first knew or should have known of the act or omission to act giving rise to the termination for Good Reason. The six (6)- month period shall be tolled during any permitted period of correction or administrative procedure.

  Good Reason shall mean, without the Executive's express prior written consent, the occurrence of any one or more of the following:

  (i) The assignment of the Executive to duties materially inconsistent with the Executive's authorities, duties, responsibilities, and status (including titles and reporting requirements) as an officer of the Company, or a

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      material reduction or alteration in the nature or status of the
      Executive's authorities, duties, or responsibilities from those in effect as of the Effective Date (or as subsequently increased), other than an insubstantial and inadvertent act that is remedied by the Company promptly after receipt of notice thereof given by the Executive;

  (ii) The Company's requiring the Executive to be based at a location in excess of thirty-five (35) miles from the location of the Executive's principal job location or office as of the Effective Date.

  (iii) A reduction by the Company of the Executive's Base Salary as in effect on the Effective Date, or as the same shall be increased from time to time;

  (iv) A reduction by the Company of the Executive's aggregate incentive opportunity under the Company's short-term incentive program, as such opportunity exists on the Effective Date, or as such opportunity may be increased after the Effective Date. For this purpose, prior to a Change in Control (defined in Section 7.1) a reduction in the Executive's short-term incentive opportunity shall be deemed to have occurred in the event his Base Bonus Opportunity and/or the degree of probability of attainment of such opportunity is diminished from the levels and probability of attainment that existed as of the Effective Date or as such opportunity and/or degree of probability have been increased from time to time. On and after the date of a Change in Control (defined in Section 7.1) a reduction in the Executive's incentive opportunity shall be deemed to have occurred in the event his Bonus incentive award opportunity and/or the degree of probability of attainment of such award opportunity would result in a Bonus of less than the greatest of (i) the Executive's greatest annual Bonus earned in the three (3) consecutive fiscal years most recently completed prior to the fiscal year in which occurs the Change in Control (as defined in Section 7.1); (ii) the Executive's Base Bonus Opportunity for the Bonus plan year most recently completed; or (iii) the Executive's Bonus for the fiscal year most recently completed based on the actual performance of the Company and the Executive.

  (v) A reduction by the Company of the Executive's aggregate annualized incentive opportunity under the Company's long-term incentive program as such opportunity exists on the Effective Date, or as such opportunity may be increased after the Effective Date. For this purpose, a reduction in the Executive's incentive opportunity shall be deemed to have occurred if the Executive's annualized long term incentive opportunity is less than the value as determined by a consulting firm with a national reputation to be a competitive annual long term incentive grant (defined as a size-adjusted, 50th percentile grant as of the date of determination as compared to the Company's peer group).

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  (vi) The failure of the Company to maintain the Executive's relative level of coverage under the Company's employee benefit or retirement plans, policies, practices, or arrangements in which the Executive participates as of the Effective Date, both in terms of the amount of benefits provided and the relative level of the Executive's participation, or as such coverage may be increased from time to time. For this purpose, the Company may eliminate and/or modify existing programs and coverage levels; provided, however, that the Executive's level of coverage under all such programs must be at least as great as is such coverage provided to executives who have the same or lesser levels of reporting responsibilities within the Company's organization;


  (vii) The failure of the Company to obtain a satisfactory agreement from any successor to the Company to assume and agree to perform the Company's obligations under this Agreement, as contemplated in Article 11 herein;

  (viii) Any purported termination by the Company of the Executive's employment that is not effected pursuant to a notice of termination satisfying the requirements of Article 1 herein, and for purposes of this Agreement, no such purported termination shall be effective;

  (ix) Any failure to maintain reasonable and adequate indemnification and director and officer liability insurance in respect of the Executive's services as a director and an officer; and

  (x) Any material increase, either as to frequency or time expended, in the travel of the Executive relative to the discharge of his responsibilities to the Company after the date of a Change in Control (defined in Section 7.1).

  The Executive's right to terminate employment for Good Reason shall not be affected by the Executive's incapacity due to physical or mental illness. The Executive's continued employment shall not constitute a consent to, or a waiver of rights with respect to, any circumstance constituting Good Reason herein.

  Upon a termination of the Executive's employment for Good Reason at any time during the term of this Agreement, the Executive shall be entitled to receive the same payments and benefits as he is entitled to receive following an involuntary termination of his employment by the Company without Cause, as specified in Section 6.4 herein.

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Article 7. Change in Control

  7.1 For purposes of this Agreement, "Change in Control" of the Company shall be deemed to have occurred as of the first day that any one or more of the following conditions have been satisfied:

   (a) Any Person (other than those Persons in control of the Company as of the Effective Date, or other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company, or a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company), who becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing twenty percent (20%) or more of the combined voting power of the Company's then outstanding securities; or

   (b) During any period of two (2) consecutive years (not including any period prior to the Effective Date of this Agreement), individuals who at the beginning of such period constitute the Board (and any new Director, whose election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the Directors then still in office who either were Directors at the beginning of the period or whose election or nomination for election was so approved, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board) cease for any reason to constitute at least sixty percent (60%) thereof; or

   (c) The  stockholders  of  the  Company  approve:  (A)  a   plan  of
      complete liquidation of the Company; or (B) an agreement for the sale or disposition of all or substantially all the Company's assets; or (C) a merger, consolidation, or reorganization of the Company with or involving any other corporation, other than a merger, consolidation, or
                             -----
      reorganization that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity), at least sixty percent (60%) of the combined voting power of the voting securities of the Company (or the surviving entity, or an entity which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) outstanding immediately after such merger, consolidation, or reorganization.

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

  However, in no event shall a Change in Control be deemed to have occurred, with respect to the Executive, if the Executive is part of a purchasing group which consummates the Change-in-Control transaction. The Executive shall be deemed "part of a purchasing group" for purposes of the preceding sentence if the Executive is an equity participant in the purchasing company or group (except for: (i) passive ownership of less than three percent (3%) of the stock of the purchasing company; or (ii) ownership of equity participation in the purchasing company or group which is otherwise not significant, as determined prior to the Change in Control by a majority of the non-employee Directors who were Directors prior to the transaction, and who continue as Directors following the transaction).

  For purposes of this Section 7.1, the following terms should have the following meanings:

  "Beneficial Owner" shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended ("Exchange Act").

  "Person" shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a "group" as defined in Section 13(d).

  7.2 Annual Bonus Pay.  Notwithstanding any provision to the contrary in this
      -----------------
Agreement or in the Company's annual Bonus opportunity arrangement in respect of the Executive, in the event of a Change in Control, if the Executive remains employed by the Company through the end of the fiscal year of the Change in Control (defined in Section 7.1), the Bonus for the fiscal year in which occurs the Change in Control shall be the greatest of: (i) the Executive's greatest annual Bonus earned in the three (3) consecutive fiscal years most recently completed prior to the fiscal year in which occurs the Change in Control; (ii) the Executive's Base Bonus Opportunity for the fiscal year in which occurs the Change in Control; or (iii) the Executive's Bonus for the fiscal year in which the Change in Control occurs based on the actual performance of the Company and the Executive through the date of the consummation of the Change in Control, multiplied by a fraction, the numerator of which is 12 and the denominator of which is the number of calendar months to have elapsed in the fiscal year prior to the calendar month in which the Change in Control occurs in the fiscal year of the Change in Control.

Article 8. Excise Tax Gross-Up

  8.1 Equalization Payment. In the event that the Executive becomes entitled to severance benefits under Section 6.4 or 6.6 or 7.2 herein ("Severance

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

Benefits"), if any of the Total Payments will be subject to the tax (the "Excise Tax") imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code"), or any similar tax that may hereafter be imposed, the Company shall pay to the Executive in cash an additional amount (the "Gross-Up Payment") such that the net amount retained by the Executive after deduction of (i) any Excise Tax on the Total Payments and (ii) any Federal, state, and local income and employment taxes and Excise Tax on the Gross-Up Payment provided for by this
Section 8.1, shall be equal to the Total Payments. Such payment shall be made by the Company to the Executive as soon as practicable following the effective date of termination, but in no event beyond thirty (30) days from such date.

  "Total Payments" means the sum of the Executive's Severance Benefits and all other payments and benefits provided to the Executive by the Company and its affiliates which constitute "excess parachute payments" within the meaning of Code Section 280G(b)(1). Without limiting the generality of the foregoing, Total Payments shall include any and all excess parachute payments associated with outstanding long-term incentive grants (to include, but not be limited to, early vesting of stock options or restricted stock).

  8.2 Tax Computation. For purposes of determining whether any of the Total Payments will be subject to the Excise Tax and the amounts of such Excise Tax:

  (a) Any other payments or benefits received or to be received by the Executive in connection with a Change in Control of the Company or the Executive's termination of employment (whether pursuant to the terms of this Plan or any other plan, arrangement, or agreement with the Company, or with any individual, entity, or group of individuals or entities (individually and collectively referred to in this Section 8.2 as "Persons") whose actions result in a Change in Control of the Company or any Person affiliated with the Company or such Persons) shall be treated as "parachute payments" within the meaning of Section 280G(b)(2) of the Internal Revenue Code, and all "excess parachute payments" within the meaning of Code Section 280G(b)(1) of the Code shall be treated as subject to the Excise Tax, unless in the opinion of tax counsel selected by the Company's independent auditors and acceptable to the Executive, such other payments or benefits (in whole or in part) do not constitute parachute payments, or unless such excess parachute payments (in whole or in part) represent reasonable compensation for services actually rendered within the meaning of Code
      Section 280G(b)(4) of the Code in excess of the base amount within the meaning of Section 280G(b)(3) of the Code, or are otherwise not subject to the excise tax;

  (b) The amount of the Total Payments which shall be treated as subject to the Excise Tax shall be equal to the lesser of: (i) the amount of the Total

      Payments; or (ii) the amount of excess parachute payments within the meaning of Code Section 280G(b)(1) of the Code (after applying clause (a) above); and

  (c) The value of any non-cash benefits or any deferred payment or benefit shall be determined by the Company's independent auditors in accordance with the principles of Sections 280G(d)(3) and (4) of the Code. The base amount shall be determined by the Company's independent auditors in accordance with the principles of sections 280G(d)(3) of the Code.

  For purposes of determining the amount of the Gross-Up Payment, the Executive shall be deemed to pay Federal income taxes at the highest marginal rate of Federal income taxation in the calendar year in which the Gross-Up Payment is to be made, and state and local income taxes at the highest marginal rate of taxation in the state and locality of the Executive's residence on the effective date of termination, net of the maximum reduction in Federal income taxes which could be obtained from deduction of such state and local taxes.

  8.3 Subsequent Recalculation. In the event the Internal Revenue Service adjusts the computation of the Company under Section 8.1 herein, which adjustment becomes binding on the Service, the Company, and the Executive, so that the Executive did not receive the greatest net benefit, the Company shall reimburse the Executive for the full amount necessary to make the Executive whole, plus a market rate of interest, as determined by the Board of Directors.

Article 9. Noncompetition

  9.1 Prohibition on Competition. Without the prior written consent of the Company, during the term of this Agreement, and for twenty-four (24) months following the expiration of this Agreement, the Executive shall not, as an employee or an officer, engage directly or indirectly in any business or enterprise which is "in competition" with the Company or its successors or assigns. For purposes of this Agreement, a business or enterprise will be deemed to be "in competition" if it is a banking institution, the headquarters of which is within one hundred (100) miles from the location of the Executive's principal job location or office at the time of termination of employment.

  However, the Executive shall be allowed to purchase and hold for investment less than three percent (3%) of the shares of any corporation whose shares are regularly traded on a national securities exchange or in the over-the-counter market.

  9.2 Disclosure of Information. The Executive recognizes that he has access to and knowledge of certain confidential and proprietary information of the Company which is essential to the performance of his duties under this Agreement. The Executive will not, during or after the term of his employment by the Company, in whole or in part, disclose such information to any person, firm, corporation, association, or other entity for any reason or purpose whatsoever, nor shall he make use of any such information for his own purposes.

  9.3 Specific Performance. The parties recognize that the Company will have no adequate remedy at law for breach by the Executive of the requirements of this
Article 9 and, in the event of such breach, the Company and the Executive hereby agree that, in addition to the right to seek monetary damages, the Company will be entitled to a decree of specific performance, mandamus, or other appropriate remedy to enforce performance of such requirements.

  9.4 Limitation. The provisions of this Article 9 shall be null and void and without any force or effect on and after the date of a Change in Control.

Article 10. Indemnification

  The Company hereby covenants and agrees to indemnify and hold harmless the Executive in a manner consistent with the provisions of the Company's Restated Certificate of Incorporation as of the effective date.

Article 11. Assignment

  11.1 Assignment by Company. This Agreement may and shall be assigned or transferred to, and shall be binding upon and shall inure to the benefit of, any successor of the Company, and any such successor shall be deemed substituted for all purposes of the "Company" under the terms of this Agreement. As used in this Agreement, the term "successor" shall mean any person, firm, corporation, or business entity which at any time, whether by merger, purchase, or otherwise, acquires all or substantially all of the assets or the business of the Company. Notwithstanding such assignment, the Company shall remain, with such successor jointly and severally liable for all its obligations hereunder.

  Failure of the Company to obtain the agreement of any successor to be bound by the terms of this Agreement prior to the effectiveness of any such succession shall be a breach of this Agreement, and shall immediately entitle the Executive to compensation from the Company in the same amount and on the same terms as the Executive would be entitled in the event of an termination of employment, as provided in Section 6.4 herein.

  Except as herein provided, this Agreement may not otherwise be assigned by the Company.

  11.2 Assignment by Executive. The services to be provided by the Executive to the Company hereunder are personal to the Executive, and the Executive's duties may not be assigned by the Executive; provided, however that this Agreement shall inure to the benefit of and be enforceable by the Executive's personal or legal representatives, executors, and administrators, successors, heirs, distributees, devisees, and legatees. If the Executive dies while any amounts payable to the Executive hereunder remain outstanding, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the Executive's devisee, legatee, or other designee or, in the absence of such designee, to the Executive's estate.

Article 12. Dispute Resolution and Notice

  12.1 Dispute Resolution. The Executive shall have the right and option to elect to have any good faith dispute or controversy arising under or in connection with this Agreement settled by litigation or by arbitration.

  If arbitration is selected, such proceeding shall be conducted before a panel of three (3) arbitrators sitting in a location selected by the Executive within fifty (50) miles from the location of his principal place of employment, in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the award of the arbitrators in any court having competent jurisdiction.

  All expenses of such litigation or arbitration, including the reasonable fees and expenses of the legal representative for the Executive, and necessary costs and disbursements incurred as a result of such dispute or legal proceeding, and any prejudgment interest, shall be borne by the Company.

  12.2 Notice. Any notices, requests, demands, or other communications provided for by this Agreement shall be sufficient if in writing and if sent by registered or certified mail to the Executive at the last address he has filed in writing with the Company or, in the case of the Company, to an executive officer of the Company, at the Company's principal offices.

Article 13. Miscellaneous

  13.1 Entire Agreement. This Agreement supersedes any prior agreements or understandings, oral or written, between the parties hereto, or between the Executive and the Company, with respect to the subject matter hereof, and constitutes the entire agreement of the parties with respect thereto. Without limiting the generality of the foregoing sentence, this Agreement completely replaces and supersedes the terms of the 1995 Agreement, and continues to replace and supersede the terms of the Change in Control Compensation Agreement, entered into by and between the Company and the Executive on December 16, 1993, concerning the Executive's entitlement to payments and benefits arising as a result of a Change in Control of the Company.

  13.2 Modification. This Agreement shall not be varied, altered, modified, canceled, changed, or in any way amended except by mutual agreement of the parties in a written instrument executed by the parties hereto or their legal representatives.

  13.3 Severability. In the event that any provision or portion of this Agreement shall be determined to be invalid or unenforceable for any reason, the remaining provisions of this Agreement shall be unaffected thereby and shall remain in full force and effect.

  13.4 Counterparts. This Agreement may be executed in one (1) or more counterparts, each of which shall be deemed to be an original, but all of which together will constitute one and the same Agreement.

  13.5 Tax Withholding. The Company may withhold from any benefits payable under this Agreement all Federal, state, city, or other taxes as may be required pursuant to any law or governmental regulation or ruling.

  13.6 Beneficiaries. The Executive may designate one or more persons or entities as the primary and/or contingent beneficiaries of any amounts to be received under this Agreement. Such designation must be in the form of a signed writing acceptable to the Board or the Board's designee. The Executive may make or change such designation at any time.

Article 14. Governing Law

  To the extent not preempted by Federal law, the provisions of this Agreement shall be construed and enforced in accordance with the laws of the state of Alabama.

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